Exhibit 99.1
     NEWS RELEASE

CONTACTS:	R. Jeffrey Williams	Gene Marbach
	Interim Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8982	(212) 508-9600
O’CHARLEY’S INC. REPORTS FOURTH QUARTER AND FISCAL 2010 RESULTS
NASHVILLE, Tenn. (February 4, 2011) — O’Charley’s Inc. (Nasdaq: CHUX) today reported operating results for the 12-week and 52-week periods ended December 26, 2010.
Financial and Operating Highlights
•	For the fourth quarter of 2010, revenue decreased by 1.4 percent to $183.5 million, from $186.0 million in the fourth quarter of 2009. Same-store sales at O’Charley’s company-operated restaurants declined by 1.4 percent in the quarter, as a 0.8 percent increase in average check was offset by a 2.1 percent decline in guest counts. Same-store sales at Ninety Nine Restaurants increased by 1.3 percent, as a 3.0 percent increase in average check was partially offset by a 1.6 percent decline in guest counts. Same-store sales at Stoney River Legendary Steaks increased by 3.7 percent, as a 10.3 percent increase in guest counts was partially offset by a 6.0 percent decline in average check.

•	For the 2010 fiscal year, revenue decreased by 4.2 percent to $830.1 million, from $866.3 million in fiscal 2009. Same-store sales at O’Charley’s company-operated restaurants declined by 4.9 percent for the year, on a 1.6 percent decline in guest counts and a 3.3 percent decline in average check. Same-store sales at Ninety Nine Restaurants declined by 1.5 percent for the year, as a 0.1 percent increase in average check was offset by a 1.6 percent decline in guest counts. Same-store sales at Stoney River Legendary Steaks declined by 1.5 percent for the year as a 9.8 percent increase in guest counts was offset by a 10.2 percent decline in average check.

•	Restaurant-level margins declined to 11.1 percent of restaurant sales in the fourth quarter from 13.1 percent of restaurant sales in the prior year quarter. This decline was due primarily to higher cost of food and beverage, as well as higher restaurant operating costs as a percent of restaurant sales. For the full year, restaurant-level margins declined to 13.6 percent of restaurant sales from 15.7 percent in the prior year.

CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
•	General and administrative expenses for the quarter were $10.1 million, or 5.5 percent of revenue, and included severance costs of $1.5 million related to organizational changes made in the quarter. These changes were made to reduce overhead costs and to better position the Company for improved performance in fiscal 2011 and beyond. General and administrative expenses for the prior year quarter were $8.8 million, or 4.7 percent of revenue.

•	During the fourth quarter of 2010, the Company closed 19 restaurants. Loss from continuing operations for the fourth quarter of 2010 includes charges for asset impairment and disposal, severance and other exit costs for ten of these closed locations that are deemed to be a component of continuing operations. These charges totaled $9.2 million and $6.3 million in the fourth quarter of 2010 and 2009, respectively.

•	Loss from operations in the fourth quarter of 2010 was $15.2 million, or 8.3 percent of revenue, while loss from operations was $17.3 million, or 2.1 percent of revenue, for the full year. In comparison, loss from operations in the fourth quarter 2009 was $7.7 million, or 4.1 percent of revenue, while income from operations was $10.6 million, or 1.2 percent of revenue, for the full year.

•	Loss from continuing operations was $16.4 million, or $0.77 per diluted share, in the fourth quarter of 2010 compared to a loss from continuing operations of $11.8 million, or $0.56 per diluted share, in the prior-year quarter. Loss from continuing operations for the full year of 2010 was $27.3 million, or $1.29 per diluted share, compared to a loss from continuing operations of $3.2 million, or $0.15 per diluted share, in the prior year.

•	Nine of the restaurants closed during the fourth quarter of 2010 have been classified as discontinued operations in accordance with Accounting Standards Codification Topic 205-20 “Presentation of Financial Statements — Discontinued Operations.” Charges for asset impairment and disposal, severance and other exit costs as well as the results of operations for these restaurants are shown in “Loss from discontinued operations, net.” Prior year results for these restaurants have been classified and presented as discontinued operations. During the fourth quarter of 2010, these charges were $4.2 million, or $0.20 per diluted share, compared to $3.4 million, or $0.16 per diluted share, in the fourth quarter of 2009. “Loss from discontinued operations, net” for the fiscal year of 2010 was $7.6 million, or $0.36 per diluted share, compared to “Loss from discontinued operations, net” in the prior year of $4.2 million, or $0.20 per diluted share.
     “Clearly, the results in the fourth quarter and in fiscal 2010 were disappointing to all,” said David W. Head, president and chief executive officer of O’Charley’s Inc. “During the quarter, we closed a number of underperforming restaurants and also made reductions in our overhead costs. These were extremely difficult decisions that we felt were necessary in order to improve our competitive positioning and as a continuing step on the road to profitable growth.”
     “During the fourth quarter, we made progress in our turnaround efforts as all three restaurant concepts achieved sequential improvement in sales comparisons and record guest satisfaction scores. Same store sales growth at Ninety Nine and Stoney River accelerated from the third quarter, and same store sales comparisons at O’Charley’s improved sequentially for the second consecutive quarter. During 2011, we expect to continue our efforts to drive guest loyalty by ensuring that every guest experiences

CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
great food, great service and strong value, while we manage our costs to improve our financial performance. We strongly believe in the potential of our three concepts.”
Stoney River Management Change
     The Company also announced that, effective February 2, 2011, Alfred (Fred) L. Thimm, Jr. joined the Company as President of the Stoney River Legendary Steaks concept. Thimm had previously served as the president and chief executive officer of Al Copeland Investments, Restaurant Division, and prior to that as president and chief operating officer of The Palm restaurants during their expansion from nine to 30 locations. Head stated, “Fred brings extensive experience to our leadership team and we believe that our Stoney River concept will benefit greatly from his expertise.” The Company also announced that Anthony (Tony) Halligan, III will be leaving his position as president of the Stoney River concept to pursue other interests.
Outlook for the First Quarter of 2011
     For the first quarter of 2011, the Company is forecasting total revenue of between $260 million and $266 million, income from operations of between $3 million and $6 million, and adjusted EBITDA of between $16 million and $19 million. The Company’s first fiscal quarter is a 16-week quarter, while the remaining three quarters have 12 weeks each. Based upon historical seasonal patterns, average weekly sales per restaurant and restaurant level margins are higher in the first quarter than in the subsequent three quarters. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to income from operations is included with the supplementary information to this release.
Investor Conference Call and Web Simulcast
     O’Charley’s Inc. will conduct a conference call on its 2010 fourth quarter earnings release on February 4, 2011, at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (877) 941-6009, and the confirmation passcode is 4400968. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through February 18, 2011, by dialing (800) 406-7325 and entering passcode 4400968.
     The live broadcast of O’Charley’s conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=3661039.
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and will be available through February 18, 2011.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tennessee, is a multi-concept restaurant company that operates or franchises a total of 346 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 230 restaurants in 19 states in the Southeast and Midwest, including 221 company-owned and operated O’Charley’s restaurants, and 9 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine restaurants

CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
in 106 locations throughout New England and upstate New York. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 10 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s fourth quarter and year-end financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on our sales of decreased consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell or sublease closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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(Tables to Follow)

CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended December 26, 2010 and December 27, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

			(2)
	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$183,246	99.9%	$185,704	99.9%
Franchise and other revenue	204	0.1%	266	0.1%

	183,450	100.0%	185,970	100.0%
Costs and expenses:
Cost of food and beverage	55,916	30.5%	54,603	29.4%
Payroll and benefits	66,674	36.4%	68,107	36.7%
Restaurant operating costs	40,394	22.0%	38,703	20.8%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	162,984	88.9%	161,413	86.9%

Advertising and marketing expenses	7,166	3.9%	6,479	3.5%
General and administrative expenses	10,054	5.5%	8,832	4.7%
Depreciation and amortization of property and equipment	9,161	5.0%	10,430	5.6%
Impairment and disposal charges, net	9,246	5.0%	6,293	3.4%
Pre-opening costs	0	0.0%	180	0.1%

	198,611	108.3%	193,627	104.1%

Loss from operations	(15,161)	-8.3%	(7,657)	-4.1%

Other expense (income):
Interest expense, net	2,407	1.3%	2,516	1.4%
Other, net	(3)	0.0%	4	0.0%

	2,404	1.3%	2,520	1.4%

Loss from continuing operations and before income taxes	(17,565)	-9.6%	(10,177)	-5.5%

Income tax (benefit) expense	(1,155)	-0.6%	1,646	0.9%

Loss from continuing operations	(16,410)	-8.9%	(11,823)	-6.4%

Loss from discontinued operations, net	(4,200)	-2.3%	(3,393)	-1.8%

Net loss	$(20,610)	-11.2%	$(15,216)	-8.2%

Net loss per share-basic and diluted
Loss from continuing operations	$(0.77)		$(0.56)
Loss from discontinued operations	$(0.20)		$(0.16)

Net loss	$(0.97)		$(0.72)

Weighted-average common shares outstanding	21,330		20,989

(1)	Percentages calculated as a percentage of restaurant sales.

(2)	Prior year results have been adjusted to reflect results from discontinued operations.
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CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
52 Weeks Ended December 26, 2010 and December 27, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

			(2)
	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$828,982	99.9%	$865,342	99.9%
Franchise and other revenue	1,127	0.1%	931	0.1%

	830,109	100.0%	866,273	100.0%
Costs and expenses:
Cost of food and beverage	247,558	29.9%	252,207	29.1%
Payroll and benefits	293,629	35.4%	305,418	35.3%
Restaurant operating costs	175,025	21.1%	171,930	19.9%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	716,212	86.4%	729,555	84.3%

Advertising and marketing expenses	34,655	4.2%	32,234	3.7%
General and administrative expenses	39,474	4.8%	38,343	4.4%
Depreciation and amortization of property and equipment	42,093	5.1%	46,460	5.4%
Impairment, disposal and restructuring charges, net	14,998	1.8%	8,437	1.0%
Pre-opening costs	7	0.0%	597	0.1%

	847,439	102.1%	855,626	98.8%

(Loss) income from operations	(17,330)	-2.1%	10,647	1.2%

Other expense (income):
Interest expense, net	11,812	1.4%	11,628	1.3%
Other, net	(8)	0.0%	(68)	0.0%

	11,804	1.4%	11,560	1.3%

Loss from continuing operations and before income taxes	(29,134)	-3.5%	(913)	-0.1%

Income tax (benefit) expense	(1,849)	-0.2%	2,254	0.3%

Loss from continuing operations	(27,285)	-3.3%	(3,167)	-0.4%

Loss from discontinued operations, net	(7,630)	-0.9%	(4,158)	-0.5%

Net loss	$(34,915)	-4.2%	$(7,325)	-0.8%

Net loss per share-basic and diluted
Loss from continuing operations	$(1.29)		$(0.15)
Loss from discontinued operations	$(0.36)		$(0.20)

Net loss	$(1.65)		$(0.35)

Weighted-average common shares outstanding	21,211		20,826

(1)	Percentages calculated as a percentage of restaurant sales.

(2)	Prior year results have been adjusted to reflect results from discontinued operations.
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CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At December 26, 2010 and December 27, 2009

	2010	2009
	(in thousands)
Cash	$29,693	$21,880
Other current assets	33,051	34,174
Property and equipment, net	320,012	366,850
Trade names and other intangible assets	25,946	25,946
Other assets	14,039	13,405

Total assets	$422,741	$462,255

Current portion of long-term debt and capital leases	$1,710	$1,979
Other current liabilities	74,747	71,019
Long-term debt, net of current portion	117,164	128,121
Capitalized lease obligations	0	1,798
Other liabilities	50,887	50,219
Shareholders’ equity	178,233	209,119

Total liabilities and shareholders’ equity	$422,741	$462,255

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CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
12 and 52 Weeks Ended December 26, 2010 and December 27, 2009
All percentages shown as percentage of restaurant sales

		Quarter		Full Year
		2010	2009	2010	2009
O’Charley’s Concept:
Number of restaurants open at period end	(1)	221	235	221	235
Average check per guest	(1)	$12.33	$12.23	$12.43	$12.85
Average weekly sales per restaurant	(1)	$42,260	$42,480	$44,107	$46,189

Restaurant sales (millions)		$115.9	$118.6	$529.2	$558.9

Costs and expenses:
Cost of food and beverage		30.8%	29.6%	29.9%	29.0%
Payroll and benefits		36.9%	36.7%	35.6%	35.2%
Restaurant operating costs (2)		21.6%	20.2%	20.6%	19.0%

Cost of restaurant sales		89.3%	86.5%	86.1%	83.2%

Ninety Nine Concept:
Number of restaurants open at period end		106	116	106	116
Average check per guest		$14.97	$14.53	$14.63	$14.61
Average weekly sales per restaurant		$44,976	$43,515	$46,611	$46,734

Restaurant sales (millions)		$58.7	$58.9	$265.9	$273.5

Costs and expenses:
Cost of food and beverage		29.2%	28.3%	29.1%	28.5%
Payroll and benefits		36.8%	37.9%	36.3%	36.3%
Restaurant operating costs (2)		23.4%	22.2%	22.2%	21.5%

Cost of restaurant sales		89.4%	88.4%	87.6%	86.3%

Stoney River Concept:
Number of restaurants open at period end (3)		11	11	11	11
Average check per guest		$36.62	$38.87	$36.35	$41.20
Average weekly sales per restaurant		$65,302	$63,347	$59,206	$59,456

Restaurant sales (millions)		$8.6	$8.2	$33.9	$32.9

Costs and expenses:
Cost of food and beverage		35.0%	35.0%	35.7%	36.1%
Payroll and benefits		27.0%	27.7%	26.9%	29.3%
Restaurant operating costs (2)		18.9%	18.9%	19.9%	20.7%

Cost of restaurant sales		80.9%	81.6%	82.5%	86.1%

(1)	Excludes franchised restaurants and 2009 excludes restaurants operated by joint venture partners.

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 57% for O’Charley’s and 73% for Stoney River.

(3)	One Stoney River restaurant closed subsequent to the end of fiscal 2010.
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CHUX Reports Fourth Quarter and Full Year Results for 2010

February 4, 2011
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
12 and 52 Weeks Ended December 26, 2010 and December 27, 2009

	Quarter		Full Year
	2010	2009	2010	2009
(Loss) Income from Operations	$(15,161)	$(7,657)	$(17,330)	$10,647
Add:
Depreciation and amortization	9,161	10,430	42,093	46,460
Impairment and disposal charges, net (2)	9,246	6,293	14,998	8,437
Stock-based compensation expense (3)	502	1,024	3,562	4,440
Severance, recruiting and relocation expense (4)	1,455	79	3,850	514
Changes in deferred compensation balances (5)	239	312	378	902

Adjusted EBITDA	$5,442	$10,481	$47,551	$71,400

Notes:

(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as (Loss) Income from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation expense, (iv) severance, recruiting and relocation costs for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service and, in fiscal 2009, various costs associated with restructuring our supply chain.

(3)	Includes charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock- based compensation plans.

(4)	Includes cash and non-cash charges relating to significant organization changes.

(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.
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